Exhibit 10.19

MariMed Inc.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

Effective Date: September 22, 2021

This First Amendment to the Employment Agreement (this “Agreement”) is between MARIMED INC., a Delaware corporation (the “Company” or “MariMed”), and [NAME OF EMPLOYEE], an individual (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of dated July 1, 2021, providing for the continued employment of the Executive as its Chief Financial Officer (the “Original Agreement”);

WHEREAS, pursuant to Section 3(c) of the Original Agreement the Company has an obligation to grant non-qualified options to the Executive for the purchase of ________ shares of MariMed Common Stock under the Company’s Amended and Restated 2018 Stock Award and Incentive Plan (the “Plan”) on the date the Company’s stockholders approve an amendment to the Plan to increase the aggregate number of shares reserved under the Plan to permit the foregoing option grant (the “Contingent Options”); and

WHEREAS, the Company and the Executive seeks to amend Section 3(c) of the Original Agreement in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Section 3(c) of the Original Agreement is hereby amended to change the grant date of the Contingent Options to October 1, 2021.

2.       Except as otherwise amended by this Agreement, all other provisions of the Original Agreement shall remain in full force and effect.

The undersigned hereby execute this Agreement as of the Effective Date stated above.

MARIMED INC.

By:
[Name and Title of Authorized Executive Officer]

[Name of Employee]